As filed with the Securities and Exchange Commission on August 27, 2002
                                                  Registration No. 033-61275
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   BIW LIMITED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          CONNECTICUT                                       04-3617838
-------------------------------                          ----------------
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                                230 BEAVER STREET
                                ANSONIA, CT 06401
                                 (203) 735-1888
          -------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


     BIRMINGHAM UTILITIES, INC. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
     -----------------------------------------------------------------------
                            (Full title of the plan)


                                  JOHN S. TOMAC
                             PRESIDENT AND TREASURER
                                   BIW LIMITED
                                230 BEAVER STREET
                           ANSONIA, CONNECTICUT 06401
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (203) 735-1888
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


           Copies of all communications, including all communications to the agent for service, should be sent to:

                              MICHAEL GRUNDEI, ESQ.
                                WIGGIN & DANA LLP
                               400 ATLANTIC STREET
                               STAMFORD, CT 06901
                                 (203) 363-7600


================================================================================

                                INTRODUCTORY NOTE

         Effective June 28, 2002, pursuant to the Agreement and Plan of Merger and Share Exchange between Birmingham Utilities, Inc., BIW Limited, and Birmingham Mergings, Inc. ("Mergings"), Birmingham Utilities, Inc. consummated the creation of a new holding company structure by merging with and into Mergings, and thereupon became a wholly-owned subsidiary of BIW Limited. All outstanding shares of common stock of Birmingham Utilities, Inc. were exchanged on a one-for-one basis for shares of common stock, no par value, of BIW Limited.

         Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), BIW Limited, a Connecticut corporation, as successor issuer to Birmingham Utilities, Inc., a Connecticut corporation, hereby adopts this registration statement, as amended, for all purposes under the Securities Act and Securities Exchange Act of 1934, as amended.

                                     PART I


ITEM 1.  PLAN INFORMATION.

         Not required to be filed with this registration statement.



ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed with this registration statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by BIW Limited (the "Registrant" or the "Corporation") or Birmingham Utilities, Inc., as the case may be, pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein:

         (a) The Annual Report on Form 10-K/A Amendment No. 3 of Birmingham Utilities, Inc. for its fiscal year ended December 31, 2001, filed with the Commission on May 20, 2002;

         (b) The Quarterly Report on Form 10-Q of Birmingham Utilities, Inc. for its fiscal quarter ended March 31, 2002, filed with the Commission on May 9, 2002;

         (c) The Quarterly Report on Form 10-Q of BIW Limited for its fiscal quarter ended June 30, 2002, filed with the Commission on August 14, 2002; and

         (d) The description of BIW Limited Common Stock, no par value, contained in the Proxy Statement and Prospectus included in Amendment No. 2 to the Form S-4 (Registration No. 333-84508) of BIW Limited, declared effective by the Commission on May 20, 2002.

         In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Registrant will provide, without charge to each person, including any beneficial owner, to whom this document is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document). Requests for such documents should be submitted in writing, addressed to the office of the Corporate Secretary, BIW Limited, 230 Beaver Street, Ansonia, Connecticut 06401.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 33-772 of the Connecticut Business Corporation Act (the "CBCA") provides that a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. In addition, Section 33-771 of the CBCA permits Connecticut corporations to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation: and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 33-776 of the CBCA provides that a Connecticut corporation may indemnify an officer, employee or agent of the corporation who is a party to a proceeding because he is an officer, employee or agent of the corporation to the same extent that a director may be indemnified under Section 33-771 of the CBCA, as described above. An officer, employee or agent of a Connecticut corporation who is not a director is entitled to mandatory indemnification under Section 33-772 to the same extent to which a director may be entitled to indemnification under such Section, as described above.

         Section 6 of the Registrant's certificate of incorporation provides in pertinent part that no person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director in an amount that exceeds the compensation received by the director for serving the Corporation during the year of the violation, if such breach did not (A) involve a knowing and culpable violation of law by the director, (B) enable the director or an associate, as defined in
Section 33-840 of the CBCA to receive an improper personal economic gain, (C) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Corporation, (D) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation, or (E) create liability under Section 33-757 of the CBCA.

         Section 7 of the Registrant's certificate of incorporation provides in pertinent part that the Corporation shall be obligated to indemnify a director for liability, as defined in subdivision (5) of Section 33-770 of the CBCA to any person for any action taken, or any failure to take any action, as a director, except liability that (a) involved a knowing and culpable violation of law by the director, (b) enabled the director or an associate, as defined in
Section 33-840 of the Connecticut General Statutes to receive an improper personal gain, (c) showed a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission crated an unjustifiable risk of serious injury to the Corporation, (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation or (e) created liability under Section 33-757 of the CBCA.

         Section 33-777 of the CBCA provides that a Connecticut corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify against the same liability.

         The Registrant's excess liability insurance policy indemnifies its directors, officers and employees for any and all sums that they shall be legally obligated to pay and shall pay or by final judgment be adjudged to pay as damages, judgments, settlements and costs, charges and expenses arising from any claim or claims that may be made, and for which the registrant has not provided reimbursement, by reason of such director or officer or employee's being or having been a director, officer or employee of the registrant or of another corporation for which he or she is serving or has served at the request of the registrant as a director, officer or employee.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

Exhibit
No.      Description
-------  -----------
  4.1 Certificate of Incorporation of BIW Limited (incorporated by reference to Exhibit C to the Proxy Statement and Prospectus included in Amendment No. 2 to the Registrant's Form S-4 (Registration No. 333-84508)).

  4.2 Bylaws of BIW Limited (incorporated by reference to Exhibit D to the Proxy Statement and Prospectus included in Amendment No. 2 to the Registrant's Form S-4 (Registration No. 333-84508)).

  4.3 Birmingham Utilities, Inc. Stock Option Plan for Non-Employee Directors adopted by its Board of Directors on September 13, 1994 (previously filed).

  5.1    Opinion of Counsel (previously filed).

  23.1   Consent of Dworken, Hillman, LaMorte & Sterczala, P.C.

  23.2   Consent of Counsel (previously filed).

  24.1   Power of Attorney (included on the signature page hereof).

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

              (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ansonia, Connecticut on the 26th day of August, 2002.

                                                     BIW LIMITED

                                                     By: /s/ John S. Tomac
                                                         --------------------
                                                         Name: John S. Tomac
                                                         Title: President


              KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John S. Tomac and Betsy Henley-Cohn and each of them his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

SIGNATURE                    TITLE                               DATE
---------                    -----                               ----


/s/ Betsy Henley-Cohn        Chief Executive Officer and         August 7, 2002
-------------------------    Director (principal executive
Betsy Henley-Cohn            officer)


/s/ John S. Tomac            President, Treasurer and            August 6, 2002
-------------------------    Director (principal financial
John S. Tomac                and accounting officer)



/s/ Michael J. Adanti        Director                            August 8, 2002
-------------------------
Michael J. Adanti


/s/ Mary Jane Burt           Director                            August 8, 2002
-------------------------
Mary Jane Burt

SIGNATURE                    TITLE                               DATE
---------                    -----                               ----


/s/ James E. Cohen           Director                            August 15, 2002
-------------------------
James E. Cohen


/s/ Alvaro da Silva          Director                            August 19, 2002
-------------------------
Alvaro da Silva


/s/ Themis Klarides          Director                            August 14, 2002
-------------------------
Themis Klarides


/s/ Aldore J. Rivers, Jr.    Director                            August 26, 2002
-------------------------
Aldore J. Rivers, Jr.


/s/ B. Lance Sauerteig       Director                            August 16, 2002
-------------------------
B. Lance Sauerteig


/s/ Kenneth E. Schaible      Director                            August 8, 2002
-------------------------
Kenneth E. Schaible

                                INDEX TO EXHIBITS



Exhibit
No.      Description
---      -----------

  4.1 Certificate of Incorporation of BIW Limited (incorporated by reference to Exhibit C to the Proxy Statement and Prospectus included in Amendment No. 2 to the Registrant's Form S-4 (Registration No. 333-84508)).

  4.2 Bylaws of BIW Limited (incorporated by reference to Exhibit D to the Proxy Statement and Prospectus included in Amendment No. 2 to the Registrant's Form S-4 (Registration No. 333-84508)).

  4.3 Birmingham Utilities, Inc. Stock Option Plan for Non-Employee Directors adopted by its Board of Directors on September 13, 1994 (previously filed).

  5.1    Opinion of Counsel (previously filed).

  23.1   Consent of Dworken, Hillman, LaMorte & Sterczala, P.C.

  23.2   Consent of Counsel (previously filed).

  24.1   Power of Attorney (included on the signature page hereof).